EXHIBIT 32.1

CERTIFICATION PURSUANT

TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Phoenix Footwear Group, Inc. (the “Company”), does hereby certify with respect to the quarterly report of the Company on Form 10-Q for the quarter ended October 2, 2010, as filed with the Securities and Exchange Commission (the “10-Q Report”), that:

(1)	The 10-Q Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the 10-Q Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The undersigned have executed this Certification effective as of November 16, 2010.

/s/ James Riedman
James Riedman
President and Chief Executive Officer

/s/ Dennis T. Nelson
Dennis T. Nelson
Chief Financial Officer, Secretary and Treasurer

A signed original of this Certification required by Section 906 has been provided to Phoenix Footwear Group, Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.